Exhibit 10(ff)-5

AMENDMENT NO. 4

TO

PPL OFFICERS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and
WHEREAS, the Plan was amended and restated effective November 1, 2003, and subsequently amended by Amendment No. 1, 2 and 3; and
WHEREAS, PPL desires to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
I.	Effective January 1, 2012, the following sections of Articles 1, 2, 3, and 4 are amended to read:
Article I
Purpose

1.1           The purpose of this Executive Deferred Compensation Plan is to provide certain executive officers and senior management employees of PPL and other Participating Companies a financially advantageous method to defer earned income.  This Plan received account balances from the terminated PPL Montana Officers Deferred Compensation Plan and the terminated PPL Global Officers Deferred Compensation Plan, effective November 1, 2003, by reason of the merger of those two terminated Plans into this Plan as of that date.
Article II
Definitions

2.12           "Plan" means this Executive Deferred Compensation Plan as set forth herein and as hereafter amended from time to time.
2.16           " Savings Plan" means the PPL Deferred Savings Plan, PPL Subsidiary Savings Plan, or PPL Retirement Savings Plan.
Article III
Eligibility

3.1           Any elected officer or other key employee of PPL or of a Participating Company who is designated as eligible in a resolution adopted by the Board of Directors of such Participating Company and is approved for participation in this Plan by the CLC.
As of January 1, 2012, all newly hired salaried employees in Base Pay Salary Groups 1-10 shall be eligible, and as of June 1, 2012, all salaried employees hired prior to January 1, 2012, who are not eligible for participation shall be eligible if they are in or attain Base Pay Salary Groups 1-10.  Any salaried employee of PPL or a Participating Company hired after January 1, 2012, who is not in Base Pay Salary Groups 1-10 and whose Cash Compensation and Cash Awards for the calendar year exceed the annual income ceiling of Code Section 401(a)(17) shall be eligible for the make-up contribution of Section 4.12 only.
Article IV
Deferred Cash Compensation and Deferred Cash Awards

4.1           Participant shall have the right to elect to defer all, or a portion, of his Cash Compensation in excess of the estimated minimum annual payroll tax amount that the Participant must legally pay without regard to any deferral election.
4.10           The Account of any Participant hired prior to January 1, 2012, with Deferred Cash Compensation and Deferred Cash Awards for the calendar year shall be increased by a matching contribution amount, equal to 100% of the aggregate Deferred Cash Compensation and Deferred Cash Awards that do not exceed 3% of Cash Compensation, minus the maximum amount of Matching Contributions that could have been made to Participant's Accounts in the PPL Deferred Savings Plan and/or PPL Subsidiary Savings Plan for that calendar year if the Participant had made the maximum employee contributions permitted.
4.11           The Account of any Participant hired on or after January 1, 2012, with Deferred Cash Compensation and Deferred Cash Awards for the calendar year shall be increased by a Matching Contribution and a Fixed Contribution.  The Matching Contribution shall be an amount equal to 100% of the aggregate Deferred Cash Compensation and Deferred Cash Awards that do not exceed 6% Cash Compensation, minus the maximum amount of Matching Contributions that could have been made to the Participant’s Accounts in the PPL Retirement Savings Plan for that calendar year if the Participant made the maximum employee contributions permitted.  The Fixed Contribution shall be an amount equal to 3% of Cash Compensation minus the amount of the Fixed Contribution made to the Participant’s Accounts in the PPL Retirement Savings Plan for that calendar year.
4.12           For each year a salaried employee is eligible for the make-up contribution described herein, in accordance with Section 3.1, there shall be an Account for that employee to which shall be credited an amount equal to 9% of the excess of the Cash Compensation and Cash Awards for the year over the Code Section 401(a)(17) annual income ceiling.  Except for the absence of any deferral by the employee, this Account shall constitute an “Account” under this Plan and subject to all provisions herein.
II.	Except as provided for in this Amendment No. 4, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 4 is executed this _____ day of _____________________, 2012.

PPL SERVICES CORPORATION

By:______________________________
James E. Abel
Senior Vice President - Finance
and Treasurer